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                                                                   Exhibit 23(c)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
BayBanks, Inc.:


We consent to the use of our report dated January 24, 1995, incorporated herein by reference, relating to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                           KPMG Peat Marwick LLP



Boston, Massachusetts
March 6, 1996